EXHIBIT 99.1
PRESS RELEASE

Contact:	Jeffrey W. Kip SVP, Chief Financial Officer (314-633-7289)
Panera Bread Reports Third Quarter Revenues Increased 30% and System-Wide Comparable Bakery-Cafe
Sales Increased 5.9% For the Four Weeks Ended September 26, 2006
St. Louis, MO, October 4, 2006 — Panera Bread Company (Nasdaq:PNRA) today reported revenue increased 30% to $205 million for the third quarter ended September 26, 2006 from $158 million in the comparable period of 2005. Bakery-cafe sales accounted for $165 million of consolidated revenues while franchise royalties and fees and fresh dough sales to franchisees accounted for $40 million of consolidated revenues for the third quarter of 2006.
System-wide comparable bakery-cafe sales increased 5.9% for the four weeks ended September 26, 2006. The breakdown between Company-owned and franchise-operated bakery-cafes is as follows for the periods indicated:

	For the 4 weeks	For the 13 weeks
	ended September 26,	ended September 26,	Year-to-date through
	2006	2006	September 26, 2006

Company-owned	5.2%	2.5%	4.8%
Franchise-operated	6.2%	3.0%	4.9%
Total System	5.9%	2.8%	4.9%
Company-owned comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation and Company-owned for at least 18 months. Franchise-operated comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation for at least 18 months. Both Company-owned and franchise-operated comparable bakery-cafe sales exclude closed locations. Supplemental sales and bakery-cafe information is included in Schedule I.
The reported comparable bakery-cafe sales for the four weeks ended September 26, 2006 were positively impacted by lower sales in certain markets caused by Hurricane Katrina during the comparable period in 2005. The Company estimates the impact of this event increased reported system-wide comparable bakery-cafe sales by 0.5 to 1.0 percentage points for the four weeks ended September 26, 2006 based on historical results.
During the third quarter of 2006, 38 new bakery-cafes were opened (17 Company-owned and 21 franchise-operated) and 1 Company-owned bakery-cafe was closed.
The Company plans to report third quarter 2006 earnings after the market close on Tuesday, October 24, 2006. The Company will discuss third quarter results in a call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on October 25, 2006. Go to http://www.panerabread.com/investor to access the call or view the release (when issued). Access to the call and the release will be archived for one year.
As previously disclosed, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. For comparative purposes, fiscal 2005 results and bakery-cafe openings have been conformed to the fiscal 2006 calendar.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company-owned bakery-cafes and franchise-operated bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the specialty bread/cafe category. With its identity rooted in handcrafted, fresh baked artisan bread, the Company is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients, and a menu free of man-made trans fat, the Company’s bakery-cafe selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites to compliment new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying the Company’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free WiFi Internet access. At the close of each day, the Company’s bakery-cafes donate bread and baked goods to community organizations in need. Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

PANERA BREAD COMPANY
Schedule I — Supplemental Sales and Bakery-Cafe Information

	Historical System-Wide Average Weekly Sales
	2005	2004	2003	2002	2001	2000

AWS	$38,318	$36,008	$35,617	$35,388	$33,608	$31,004

	2006 System-Wide Average Weekly Sales By Year Opened
			2004 Opens
	2006 Opens	2005 Opens	& Prior	Total

Bakery-Cafes	103	139	734	976
Q1 06	$44,868	$37,497	$39,837	$39,522
Q2 06	$36,572	$35,792	$39,273	$38,621
Q3 06	$34,704	$35,458	$38,988	$38,098
Q4 06
2006 YTD	$35,972	$36,249	$39,367	$38,729

	Year-Over-Year Change in System-Wide AWS and Comp Sales
			2004 Opens
	2006 Opens	2005 Opens (a)	& Prior	AWS Total	Comp Sales Total

Q1 06	N/A	-3.1%	8.8%	7.8%	9.0%
Q2 06	N/A	-3.9%	3.2%	1.6%	3.2%
Q3 06	N/A	-4.8%	2.8%	0.6%	2.8%
Q4 06	N/A
2006 YTD	N/A	-3.0%	4.9%	3.2%	4.9%
(a) Change in system-wide AWS in 2006 from 2005 compares 139 bakery-cafes in 2006 against 24, 49 and 86 bakery-cafes at the end of the first, second and third quarters of 2005, respectively.

	2006 Sales Metrics for Company-Owned Bakery-Cafes
				Year-Over-Year Change
	Bakery-Cafe Sales	Operating
	($ in 000's)	Weeks	AWS	AWS	Comp Sales

Q1 06	$155,081	4,074	$38,069	6.5%	8.9%
Q2 06	$157,151	4,221	$37,231	0.7%	3.7%
Q3 06	$165,101	4,474	$36,905	0.0%	2.5%
Q4 06
2006 YTD	$477,333	12,769	$37,384	2.2%	4.8%

	2006 Sales Metrics for Franchise-Operated Bakery-Cafes
				Year-Over-Year Change
	Bakery-Cafe Sales	Operating
	($ in 000's)	Weeks	AWS	AWS	Comp Sales

Q1 06	$299,473	7,428	$40,318	8.8%	9.1%
Q2 06	$303,190	7,698	$39,383	2.4%	3.0%
Q3 06	$308,742	7,964	$38,769	1.2%	3.0%
Q4 06
2006 YTD	$911,405	23,090	$39,472	4.0%	4.9%

	Bakery-Cafe Openings
	Company	Franchise	Total		Company	Franchise	Total

Q1 06	9	13	22	Q1 05	11	13	24
Q2 06	18	25	43	Q2 05	13	12	25
Q3 06	17	21	38	Q3 05	16	21	37
Q4 06				Q4 05	26	27	53
2006 YTD	44	59	103	2005 YTD	66	73	139
AWS — average weekly sales for the time period indicated and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.
Comp Sales — comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months, and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.